UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2020, subsidiaries of Clearway Energy LLC (the “Company”), entered into binding agreements to acquire and invest in a portfolio of the following projects: (i) 100% of the equity interests in Rattlesnake Flat, LLC, which owns the Rattlesnake Wind Project, a 144 net MW wind facility located in Adams County, WA; (ii) Clearway Energy Group LLC’s (“CEG”) interest in Repowering Partnership II LLC (Repowering 1.0), which would give the Company a 100% equity interest in Repowering 1.0; and (iii) a new partnership with CEG to repower the Pinnacle Wind Project, a 55 net MW wind facility located in Mineral County, WV. The Company expects to invest approximately $241 million in corporate capital subject to closing adjustments for the above mentioned transactions.

Rattlesnake Purchase and Sale Agreement and Membership Interest Purchase Agreement

On April 17, 2020, Clearway Energy Operating LLC (the “Rattlesnake Purchaser”), a subsidiary the Company, entered into (i) a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Clearway Renew LLC (the “Renew Seller”), a subsidiary of CEG, and (ii) a Membership Interest Purchase Agreement (the “Rattlesnake MIPA”) with SP Wind Holdings, LLC (the “SPW Seller”).  Pursuant to the terms of the Purchase and Sale Agreement, the Rattlesnake Purchaser agreed to acquire 100% of the Class B Interests of CWSP Rattlesnake Holding LLC (“Rattlesnake Holdco”), which owns Rattlesnake Flat, LLC, which is developing and constructing an approximately 144 MW wind power generation project in Adams County, Washington (the “Renew Transaction”).  The purchase price for the Renew Transaction is $114,652,067, subject to certain adjustments. Pursuant to the terms of the Rattlesnake MIPA, the Rattlesnake Purchaser agreed to acquire 100% of the Class A interests of Rattlesnake Holdco (the “SPW Transaction” and together with the Renew Transaction, the “Rattlesnake Transactions”). The purchase price for the SPW Transaction is $18,165,882.

The Purchase and Sale Agreement and the Rattlesnake MIPA each contain customary representations and warranties and covenants made by the parties. Each of the Rattlesnake Purchaser and the Renew Seller, in the case of the Rattlesnake Purchase and Sale Agreement, and the Rattlesnake Purchaser and the SPW Seller, in the case of the Rattlesnake MIPA, are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The closings of the Rattlesnake Transactions are subject to closing conditions and certain third party approvals. The Company expects the Rattlesnake Transactions to close by the end of 2020.

The foregoing description of the Purchase and Sale Agreement and the Rattlesnake MIPA is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement and the Rattlesnake MIPA, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

Wildorado/Elbow Creek Membership Interest Purchase Agreement

On April 17, 2020, Wind TE Holdco (the “Wildorado/Elbow Creek Purchaser”), a subsidiary of the Company, entered into a membership interest purchase agreement (the “Wildorado/Elbow Creek MIPA”) with CWSP Wildorado Elbow Holding LLC (the “Seller”), an indirect subsidiary of CEG.  Pursuant to the terms of the Wildorado/Elbow Creek MIPA, the Wildorado/Elbow Creek Purchaser agreed to acquire 100% of the Class B Interests of Repowering Partnership II LLC, which indirectly owns Wildorado Wind, LLC, which owns an approximately 161 MW AC wind energy project in Oldham, Randall and Potter Counties, Texas, and Elbow Creek Wind Project LLC, which owns an approximately 121.9 MW AC wind energy project in Howard County, Texas (the “Wildorado/Elbow Creek Transaction”).  The purchase price for the Wildorado/Elbow Creek Transaction is $70 million.

The Wildorado/Elbow Creek MIPA contains customary representations and warranties and covenants by the parties. Each of the Wildorado/Elbow Creek Purchaser and the Seller are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The closing of the Wildorado/Elbow Creek Transaction is subject to closing conditions. The Company expects the Wildorado/Elbow Creek Transaction to close by the end of 2020.

The foregoing description of the Wildorado/Elbow Creek MIPA is not complete and is qualified in its entirety by reference to the full text of the Wildorado/Elbow Creek MIPA, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Pinnacle Limited Liability Company Agreement

On April 17, 2020, CWEN Pinnacle Repowering Holdco LLC (“CWEN Pinnacle”), a subsidiary of the Company, entered into a Limited Liability Company Agreement of Pinnacle Repowering Partnership LLC (the “LLCA”) with CWSP Pinnacle Holding LLC (“CWSP Pinnacle”), a subsidiary of CEG, in order to facilitate the repowering of the wind energy project owned by the Company’s subsidiary, Pinnacle Wind, LLC (“Pinnacle Wind”). The Company will contribute its interests in Pinnacle Wind and CWSP Pinnacle will contribute a turbine supply agreement, including title to certain components that qualify for production tax credits. CWEN Pinnacle is the managing member of Pinnacle Repowering Partnership LLC. CWSP Pinnacle is required to make additional capital contributions necessary to fund all construction and post-financial close development costs in respect of the project, to the extent proceeds of construction financing for the project are insufficient. CWEN Pinnacle is required to make additional capital contributions in an amount equal to the lesser of a specified cap and the amount necessary, when combined with the proceeds of a tax equity financing, to repay the construction financing. CWEN Pinnacle is also required to make an additional capital contribution on September 30, 2031 in an amount specified in the LLCA. CWEN Pinnacle is entitled to 100% of available cash flows until the closing of the tax equity investment at which point CWEN Pinnacle will be entitled to 90% of available cash flows, subject to adjustment as specified in the LLCA.

The foregoing description of the LLCA is not complete and is qualified in its entirety by reference to the full text of the LLCA, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events.

On April 20, 2020, the Company issued a press release announcing the transactions described herein.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†*	Purchase and Sale Agreement, dated as of April 17, 2020, by and between Clearway Energy Operating LLC and Clearway Renew LLC.
10.2†*	Membership Interest Purchase Agreement, dated as of April 17, 2020, by and between Clearway Energy Operating LLC and SP Wind Holdings, LLC.
10.3†*	Membership Interest Purchase Agreement, dated as of April 17, 2020, by and between CWSP Wildorado Elbow Holding LLC and Wind TE Holdco LLC.
10.4†*	Limited Liability Company Agreement of Pinnacle Repowering Partnership LLC, dated as of April 17, 2020.
99.1	Press Release, dated as of April 20, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.
*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date:  April 20, 2020